PNC LEASING CORP

PNCBANK

Master Lease Agreement            Lease No.  436


This Master Lease Agreement ("Lease") is made this 27th day of January, 1997, by and between PNC LEASING CORP (the "Lessor"), a subsidiary of PNC Bank, National Association (the "Bank"), with an address at Two PNC Plaza, 13th Floor, 620 Liberty Avenue, Pittsburgh, Pennsylvania 15265, and THE CARBIDE/GRAPHITE GROUP, INC. (the "Lessee") with its address at One Gateway Center, 19th Floor, Pittsburgh, PA 15222.

1. LEASE AGREEMENT. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, all the machinery, equipment and other personal property (individually an "Item of Equipment" and collectively the "Equipment") described in Schedules of Leased Equipment which are or may from time to time hereafter be executed by Lessor and Lessee and attached hereto or incorporated herein by reference ("Schedules") upon the terms and conditions set forth in this Lease. When used herein the term "Equipment" shall be deemed to refer to the Equipment described in a specific Schedule, unless the context clearly indicates otherwise. The invalidation, fulfillment, waiver, termination, or other disposition of any rights or obligations of either the Lessee or Lessor, or both of them, arising from the execution of this Lease in conjunction with any Schedule shall not affect the status of the rights and/or obligations with either or both of the parties arising from the execution of this Lease in conjunction with any other Schedule, so long as the Lessee has not defaulted under the terms and conditions of this Lease or any Schedule. In the event of any such default by Lessee, Lessor may declare this Lease and any Schedule to be in default hereunder and the Lessor may proceed with its remedies against the Lessee in accordance with paragraph 23 herein, with respect to any particular Schedule or all Schedules. An executed counterpart of this Lease (including any Schedules, supplements, amendments, addenda or riders thereto) or a photocopy thereof, together with an executed original of any numbered Schedule marked "Lessor", shall be the original "lease" for the Equipment described in such Schedule and together they shall constitute a separate and enforceable lease. All other executed counterparts of such numbered Schedule shall be marked and considered a "Duplicate". To the extent this Lease constitutes chattel paper, as that term is defined in the Uniform Commercial Code as adopted and in effect in the Commonwealth of Pennsylvania ("UCC"), no security interest in the Lease may be created through the transfer of possession of any counterpart other than the Lessor copy of the numbered Schedule.

2. TERM. The obligations of the parties under this Lease commence upon the written acceptance hereof by Lessor and shall end upon full performance and observance of each and every term, condition and covenant set forth in this Lease and any extensions hereof. The rental term for Equipment listed in each Schedule shall commence on the date indicated on such Schedule and shall terminate on the last day of the term stated in such Schedule. Any interim rental term shall also be set forth in any such Schedule as appropriate.

3. RENT. The rent, including interim rental payments, for the Equipment described in each Schedule shall be the amount stated in such Schedule. Rent is an absolute obligation of Lessee due upon the inception of each base or interim rental term and payable as specified in each applicable Schedule irrespective of any claims, demands, set-offs, actions, suits or proceedings that Lessee may have or assert against Lessor or any vendor of Equipment. Rent and interim rent shall be payable to Lessor at P.O. Box 640306, Pittsburgh, PA 15264-0306, or at such other place as Lessor or its assigns may designate in writing to Lessee from time to time.

4. DELINQUENT RENT PENALTY. Each rent or interim rent installment or other amount due hereunder not paid when due shall bear interest from such due date until paid at the highest contractual rate enforceable against Lessee under applicable law but never at a rate higher than five percent (5%) of the amount due. Such delinquent interest shall be payable upon demand. Interest shall accrue at said rate whether or not judgment hereon has been entered.

5. DELIVERY AND INSTALLATION. Lessee will select the type, quantity and supplier of the Equipment, and in reliance thereon, the Equipment will then be ordered by Lessor from such supplier, or Lessor may at its option elect to accept from Lessee an assignment of any existing purchase order. Lessor shall not be liable for loss or damage occasioned by any cause, circumstance or event of whatsoever nature, including, but not limited to, failure of or delay in delivery, delivery to wrong location, delivery of improper equipment or property other than the Equipment, defects in or damage to the Equipment, governmental regulations, strikes, embargoes or other causes, circumstances or events whether of a like or unlike nature. In the event that the cost of any Item the Equipment differs from the price set forth in the purchase order therefor, the monthly rental shall be changed accordingly to fully reflect any such difference.

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6. WARRANTY OF LESSEE'S QUIET POSSESSION.  Lessor warrants and covenants that so long as Lessee faithfully performs this Lease, Lessee, subject to the disclaimer of warranties set forth immediately below, may quietly possess and use the Equipment without interference by the Lessor, or by any party claiming by or through the Lessor.

7. DISCLAIMER OF WARRANTIES. THE LESSEE ACKNOWLEDGES AND AGREES THAT (i) THE EQUIPMENT AND EACH PART THEREOF IS OF A SIZE, DESIGN, CAPACITY, AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO THE LESSEE, (ii) THE LESSEE IS SATISFIED THAT THE EQUIPMENT AND EACH PART THEREOF IS SUITABLE FOR ITS RESPECTIVE PURPOSE, (iii) THE LESSOR IS NOT A MERCHANT, MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND,
(iv) THE EQUIPMENT AND EACH PART THEREOF IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION WHEN THE SAME FIRST BECAME SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE LESSOR, AND (v) THE LESSOR LEASES THE EQUIPMENT, AS IS, WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AS TO (A) THE CONDITION, FITNESS, DESIGN, QUALITY, CAPACITY, WORKMANSHIP, OPERATION, AND MERCHANTABILITY OF THE EQUIPMENT, (B) THE LESSOR'S TITLE THERETO, OR (C) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS AMONG THE LESSOR AND THE LESSEE, ARE TO BE BORNE BY THE LESSEE, AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES AND REPRESENTATIONS OF LESSOR ARE HEREBY WAIVED BY LESSEE. Lessor is not responsible or liable for any direct, indirect, incidental, or consequential damage to, or loss resulting from, the installation, operation, or use of the Equipment or any product manufactured thereby. The Lessee's recourse for breach of any representation or warranty of the vendor or supplier is limited to such vendor or supplier. Lessee will be subrogated to Lessor's claims, if any, against the manufacturer or supplier of the Equipment for breach of any warranty or representation and, upon written request from Lessee, Lessor shall take all reasonable action requested by Lessee to enforce any such warranty, express or implied, issued on or applicable to any of the Equipment, which is enforceable by Lessor in its own name, provided, however, that (a) Lessee is not in default under this Lease and (b) Lessor shall not be obligated to resort to litigation to enforce any such warranty unless Lessee shall pay all expenses in connection therewith. Notwithstanding the foregoing, Lessee's obligations to pay the rentals or otherwise under this Lease shall be and are absolute and unconditional. All proceeds of any such warranty recovery from the manufacturer or supplier of the Equipment shall first be used to repair the affected Equipment.

8. NATURE OF EQUIPMENT. The Equipment shall remain personal property, notwithstanding the manner in which it may be affixed to any real property. Lessee shall obtain and cause to be recorded, where appropriate, at its own expense, from each landlord, owner, mortgagee or any person having an encumbrance or lien upon the real property where the of Equipment is located, a waiver of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. Lessee, at its expense, will protect and defend Lessor's title to the Equipment and will otherwise take all action required to keep the Equipment free and clear of all claims, levies, liens and encumbrances. Lessor assumes no liability and makes no representation as to the treatment by Lessee of this Lease, the Equipment, or the rental payments for financial accounting or tax purposes.

9. LESSOR'S RIGHT OF INSPECTION. Lessor, or its authorized agents, shall have the right during normal business hours to enter upon the premises where the Equipment is located (to the extent Lessee can permit) for the purpose of inspection. Provided no Event of Default has occurred and is continuing, Lessor shall provide Lessee prior notice of such inspection.

10. USE OF EQUIPMENT. Lessee represents that it is leasing the Equipment for a business or commercial purpose and not for personal, family or household use. Lessee must use the Equipment in a careful and proper manner in conformity with
(i) all statutes and regulations of each governmental authority having jurisdiction over the Lessee and/or the Equipment and its use, and (ii) all policies of insurance relating to the Equipment and/or its use. In addition, Lessee shall not (i) use the Equipment in any manner that would impair the applicability of manufacturer's warranties or render the Equipment unfit for its originally intended use; nor (ii) permit anyone other than authorized and competent personnel to operate the Equipment.

11. ALTERATIONS. Without the prior written consent of Lessor, Lessee shall make no alterations, modifications or attachments to the Equipment which impair the economic value, economic and useful life, or functional utility of the Equipment. All alterations, modifications and attachments of whatsoever kind or nature made to the Equipment must be removed without damaging the functional capabilities or economic value of the affected the Equipment upon the termination of the Lease. Under no circumstances shall any such alteration, modification or attachment be encumbered by Lessee or result in the creation of a mechanic's or materialman's lien, excepting as may arise by operation of law pending payment within ordinary business terms.

12. MAINTENANCE AND REPAIRS. At its expense Lessee shall maintain, operate, repair and make all modifications to the Equipment in a manner consistent with Lessee's general practice and in accordance with good industry practice, manufacturer's warranty requirements and specifications and Lessee's established operation, maintenance and repair programs, without discrimination as to

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leased  equipment,  so as to keep the Equipment in good working order, and so as to comply with all applicable laws or applicable governmental actions and so as not to incur liability (whether or not there is a lack of compliance) under any environmental law or otherwise account for any release of, or exposure to, any hazardous material. Lessor shall not be required to maintain, repair or replace the Equipment or part thereto and Lessee hereby waives the right, however arising, to (i) require Lessor to maintain, repair or replace any of the Equipment or part thereto, or (ii) make repairs at the expense of the Lessor pursuant to any applicable law at any time in effect. Lessor may review Lessee's established operating procedures and maintenance records to assure compliance with this section. Upon installation, title to replacement parts shall pass to Lessor, and be deemed part of the Equipment.

13.  RISK OF LOSS, DAMAGE AND THEFT.

(a) All risk of loss, damage, theft or destruction, partial or complete, to the Equipment incurred or occasioned by any cause, circumstance or event of whatever nature will be borne by Lessee from and after delivery of the Equipment to a carrier FOB point of origin, whether the terms of shipment require or authorize the Equipment to be shipped by carrier, to be delivered to Lessee's place or places of business, or provide that Lessee accept possession of or title to the Equipment at any other location. Lessee shall promptly notify Lessor of any theft of or loss or damage to the Equipment.

(b) Neither total nor partial loss of use or possession of the Equipment shall abate the rent.

(c) The Equipment shall be deemed subjected to total loss (i) if it has disappeared regardless of the reason for disappearance or (ii) if it has sustained physical damage and the estimated cost of repair exceeds 75% of its fair market value on the date of damage. Lessee's duty to pay rent for the Equipment subjected to total loss shall be discharged by paying to Lessor, on demand, all accrued but unpaid rent for such Equipment as of the date of disappearance or damage, plus the greater of: (i) Lessor's book value of the Equipment, which shall be deemed to be the Equipment's cost as set forth in the applicable Schedule minus straight-line depreciation based on recognized physical life prorated to the date of disappearance or damage, or (ii) the fair market value of the Equipment as of the date of disappearance or damage. The amount of applicable insurance proceeds, if any, actually received by Lessor shall be subtracted from the amount for which Lessee is liable under this paragraph 13.

(d) Lessee shall cause the Equipment subjected to partial loss to be restored to original capability. Lessor shall, upon receiving satisfactory evidence of restoration, promptly pay to Lessee, or such other party as Lessee shall direct, the proceeds of any insurance or compensation received by Lessor, by reason of such partial loss.

(e) Lessor shall not be obligated to undertake the collection of any claim against any person for either total or partial loss of the Equipment. After Lessee discharges its obligations to Lessor under either paragraph 13(c) or 13(d) above, Lessee may, for Lessee's own account, proceed to recover from third parties and shall be entitled to retain any amount recovered. Lessor shall supply Lessee with any necessary assignment of claim.

(f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, Lessee shall have the right, in connection with Minor Partial Losses, to (i) deal exclusively with insurance carriers, (ii) settle or compromise claims and (iii) receive, hold and use proceeds from insurance for the purpose of repairing the Equipment to a condition resulting in the Equipment being of substantially equal value after completion of such repairs to the value of the Equipment prior to the Minor Partial Losses. Minor Partial Losses shall be losses for which the Lessee reasonably estimates that no more than $500,000.00 of insurance proceeds will be available for repair of the Equipment.

14.  INDEMNIFICATION.

(a)  Non-Tax  Liability.  Lessee  assumes  liability  for, and hereby  agrees to indemnify, protect and hold harmless, Lessor, its agents, servants, employees, officers, successors and assigns (an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, environmental hazards, incidents or risks, costs and expenses, including reasonable attorney's fees, of whatsoever kind and nature, whether or not known or unknown to Lessor, at any time prior to the earlier of (a) the expiration of the lease term or (b) return of the Equipment to the Lessor pursuant to the terms of this Lease, (referred to herein collectively as "Losses" and individually as a "Loss") arising out of the foregoing (i) the manufacture, installation, use, condition (including, but not limited to, latent and other defects and whether or not discoverable by Lessee or Lessor), operation, ownership, selection, delivery, leasing, removal or return of the Equipment, regardless of where, how and by whom operated, for any Loss arising, or (ii) any failure on the part of Lessee to perform or comply with any covenant or condition of this Lease.

(b) Direct Tax Costs. Lessee agrees to indemnify, protect, and hold harmless each Indemnified Party, from and against any and all taxes, license fees, assessments and other governmental charges, fees, fines or penalties of whatsoever kind or character and by whomsoever payable, which are levied, assessed, imposed or incurred during the lease term, (i) on or relating to the Equipment, including any tax on the sale, ownership, use, leasing, shipment, transportation, delivery or operation thereof, (ii) on the exercise of any option, election or performance of any obligation by the Lessee hereunder, (iii) of the kind generally referred to in items (i) and
     (ii) above which may remain unpaid as of the date of delivery of the Equipment to the Lessee irrespective of when the same may have been levied, assessed, imposed or incurred, and (iv) by reason of all gross receipts and like taxes on or measured by rents payable hereunder levied by any state or local taxing authority having jurisdiction where the Equipment is located. The Lessee agrees to comply with all state and local laws requiring the filing of ad valorem tax returns relating to the Equipment. Any statements for such taxes received by the Lessor shall be promptly forwarded to the Lessee. This subparagraph shall not be deemed to obligate the Lessee

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     to pay (i) any taxes,  fees,  assessments  and charges  which may have been included in the Lessor's cost of the Equipment as set forth in Schedule(s) hereto, or (ii) any income or like taxes against the Lessor on or measured by the net income from the rents payable hereunder or capital stock, franchise or similar tax. The Lessee shall not be obligated to pay any amount under this subparagraph so long as it shall, at its expense and in good faith and by appropriate proceedings, contest the validity or the amount thereof unless such contest would adversely affect the title of the Lessor to the Equipment or would subject the Equipment to forfeiture or sale. The Lessee agrees to indemnify each Indemnified Party against any loss, claim, demand and expense including legal expense resulting from such nonpayment or contest.

(c) Indemnity Payment. The amount payable pursuant to subparagraphs 14(a) and 14(b) shall be payable upon demand of the Lessor accompanied by a statement describing in reasonable detail such loss, liability, injury, claim, expense or tax and setting forth the computation of the amount so payable.

(d) Survival. The indemnities and assumptions of liabilities and obligations provided for in this paragraph 14 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease.

(e) Notwithstanding anything to the contrary contained herein, the indemnifications provided in this Section 14 shall apply only as to those Losses which occur prior to the earlier of (i) the return of the Equipment to Lessor and (ii) the expiration of the Lease term (the "Indemnification Period"); provided, however, nothing contained in this Subsection shall limit the right of the Lessor to seek indemnification after the expiration of the Lease term or the return of the Equipment to Lessor so long as the Loss giving rise to a right of indemnification occurred during the Indemnification Period.

15. LESSEE'S ASSIGNMENT. Without the prior written consent of the Lessor, which shall not be unreasonably withheld or delayed, Lessee shall not assign, bail, sublease, hypothecate, transfer or dispose of the Equipment or any interest in this Lease nor impair the Lessor's title to the Equipment. In the event of a proposed sublease, the Lessee shall be permitted to sublease all, but not less than all, of the Equipment to a third party provided that Lessee has received the prior written consent of Lessor, not to be unreasonably withheld or delayed, as to the sublessee and as to all terms and conditions of the sublease and provided that Lessee shall not be released or discharged from any of its obligations hereunder. Lessee shall not assign this Lease, nor shall this Lease or any rights under this Lease or in the Equipment inure to the benefit of any trustee in bankruptcy, receiver, creditor, or other successor of Lessee whether by operation of law or otherwise. Notwithstanding the preceding provisions of this paragraph 15, provided that Lessee shall be the surviving entity and continue to be in compliance with all terms, including, without limitation, all financial covenants of this Lease immediately after such event, any transfer of its rights and obligations hereunder resulting from the following events shall be permitted without the consent of Lessor: (i) consolidations or mergers of other entities into the Lessee or a subsidiary of the Lessee or (ii) non-substantive intra- corporate restructuring such as a corporate name change which does not negatively impact the ability of the Lessee to perform its obligations hereunder or (iii) a transfer of Lessee's rights and interest hereunder to an affiliate of Lessee, where both Lessee and the affiliate remain liable for all obligations under the Lease.

16. LESSOR'S ASSIGNMENT. All rights of Lessor hereunder, in the rent and in the Equipment may be assigned, pledged, mortgaged, transferred, or otherwise disposed of, either in whole or in part, without notice to Lessee. No such assignee shall be obligated to perform any duty, covenant, or condition required to be performed by Lessor under the terms of this Lease unless such assignee expressly assumes such obligations. Lessor shall remain liable to Lessee hereunder to perform such duty, covenant, and condition unless such assignee expressly assumes Lessor's obligations, in which event Lessee hereby releases Lessor from such obligations. Such assignee shall have all rights, powers and remedies given to Lessor by this Lease, and shall be named as lender loss payee or co-insured under all policies of insurance maintained pursuant to paragraph 17 hereof. If Lessor assigns this Lease or the monies due or to become due hereunder or any other interest herein, Lessee agrees not to assert against Lessor's assignee any defense, set-off, recoupment, claim or counterclaim which Lessee may have against Lessor, whether arising under this Lease or any other transaction between Lessor and Lessee. Subject to paragraph 15 hereof and this paragraph 16, this Lease inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

17. INSURANCE. Lessee will at its own expense insure the Equipment in compliance with the terms and conditions of the Schedule, in form satisfactory to Lessor with insurance carriers approved by Lessor. The proceeds of any insurance claim due to the theft or loss of or damage to the Equipment shall be applied as provided in paragraph 13 hereof. In addition to the compliance with the terms and conditions of the Schedule and the other terms and conditions of this paragraph 17, the Lessee shall comply with the following conditions:

(a) Lessee, prior to the inception of the term, shall deliver to Lessor all required policies of insurance or, in the alternative, other proper evidence of insurance, which shall be sufficiently detailed to advise Lessor of all types of coverage and inclusions;
(b) Lessee shall cause each insurer to agree by endorsement to the policies that each insurer will give at minimum thirty (30) days' written notice to Lessor before any policy will be altered or cancelled for any reason, including, without limitation, failure of the Lessee to pay premiums;
(c) All coverage must be in effect upon delivery, or when Lessee assumes the risk of loss, whichever is earlier, and will provide coverage without geographic limitation;

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(d)  All policies must provide that the Lessor is an additional  insured for all aspects of general liability insurance, and is lender loss payee for all aspects of insurance relating to the theft or loss of or damage to the Equipment;
(e) Lessee will furnish renewal policies or renewal evidence of insurance listing Lessor as an additional insured and lender loss payee, as required by this Lease, no later than thirty (30) days prior to the expiration of any insurance required hereby.

18. ADDITIONAL DOCUMENTS. If Lessor shall so request, Lessee shall execute and deliver to Lessor such documents, including UCC financing and continuation statements, as Lessor shall deem necessary or desirable for purposes of continuing this Lease or recording or filing to protect the interest of Lessor in the Equipment. Any such filing or recording shall not be deemed evidence of any intent to create a security interest. All filing fees and expenses shall be borne by the Lessee.

19. FURNISHING FINANCIAL INFORMATION. During the term of this Lease and any extensions or renewals hereof, Lessee will furnish to Lessor:

(a) Within 30 days after the end of each of the first three quarterly periods of Lessee's fiscal year, a balance sheet, statement of cash flows and a statement of income of Lessee as of the close of such quarterly period from the beginning of the fiscal year to the date of such statement, prepared in accordance with generally accepted accounting principles, consistently applied, and in such reasonable detail as Lessor may request, certified as true, complete and correct by an authorized officer of the Lessee.
(b) As soon as practicable, but in any event within 90 days after the end of each fiscal year, a copy of its annual audit certified without qualification by a certified public accountant selected by Lessee and satisfactory to Lessor.
(c) In a timely manner such financial statements, reports and other information as the Lessee shall send from time to time to its stockholders and/or file with the Securities and Exchange Commission and/or other materials which Lessor shall reasonably request. Lessee shall also promptly notify Lessor of any material adverse change in Lessee's financial condition.

20. INCORPORATION OF COVENANTS BY REFERENCE. Any and all affirmative, negative and financial covenants which may be set forth in any credit agreement, loan agreement, promissory note, guaranty or other agreement, instrument or document entered into between Lessee (or any of its affiliates) as borrower and any affiliate of Lessor, as lender (the "Loan Documents"), are hereby incorporated herein by this reference as if set forth herein at length, as any of the foregoing may be amended or supplemented from time to time (the "Incorporated Provisions"). Any amendments, modifications, waivers or other changes in the terms of any of the Incorporated Provisions shall automatically constitute an amendment to this Lease without any need for further action or documentation. If any Loan Document terminates or otherwise ceases to be in full force and effect (a "Termination"), all of the Incorporated Provisions of such Loan Document shall survive the Termination and shall continue in full force and effect as a part of this Lease. At any time after a Termination, Lessee shall promptly upon Lessor's request execute and deliver to Lessor an amendment to this Lease, which amendment will expressly incorporate into this Lease all or any number of the Incorporated Provisions of the terminated Loan Document as Lessor in its sole discretion shall select, as such Incorporated Provisions are in effect immediately prior to the date of Termination.

21. PERFORMANCE OF OBLIGATIONS OF LESSEE BY LESSOR. If Lessee fails to promptly perform any of its obligations under this Lease, Lessor may perform the same for the account of Lessee without waiving Lessee's failure as a default. All sums paid or expense or liability incurred by Lessor in such performance (including reasonable legal fees) together with interest thereon at the highest contract rate enforceable against Lessee, but never at a higher rate than fifteen percent (15%) per annum simple interest, shall be payable by the Lessee upon demand as additional rent.

22. EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an event of default ("Event of Default") hereunder and entitle the Lessor, at its option, to avail itself of the remedies more fully set forth in paragraph 23 hereof:
(a) Non-payment by Lessee of any rent or other amount provided for in this Lease when due and such failure shall continue for a period of ten (10) days;
(b) Failure of the Lessee to perform any of the non-monetary covenants, obligations, terms or conditions of this Lease and, if remediable, such failure shall continue unremedied for a period of thirty (30) days of either (i) Lessee becoming aware of any such failure or (ii) written notice from Lessor as to any such failure, provided, however that this thirty (30) day grace period shall not be applicable to any failure whatsoever as to
     (x) any and all environmental or insurance obligations under the terms of the Lease or any Schedule, including, but not limited to, Paragraph 17 above or (y) as to defaults which can not be remedied by corrective action by Lessee, as determined by Lessor in its sole discretion; provided further if Lessor determines that such default is remediable but cannot reasonably be cured within such 30 day period, then in such event Lessor shall notify Lessee that Lessee shall not be in default hereunder so long as Lessee commences corrective action and employs its best efforts to prosecute the same to completion within a time period designated by Lessor, which shall be no more than ninety (90) days unless Lessor in its sole discretion permits a longer period of time for completion under the circumstances. Notwithstanding the above, it shall be an event of default hereunder for any such non-monetary obligation to occur twice in any twelve month period during the term hereof;

(c) The Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or the taking possession by any official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of its creditors, or shall fail to pay its debts as they become due, or shall take any corporate action authorizing any of the foregoing;
(d) An involuntary case or other proceeding should be commenced against Lessee seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days;
(e) A final judgment for the payment of money in excess of $One Million Dollars ($1,000,000.00) is rendered against the Lessee, or any attachment proceedings is instituted with respect to any significant portion of the Lessee's assets or property, and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;
(f) The Lessee, or any guarantor of the Lease, or any affiliate of the Lessee, shall default in the payment of principal and/or interest when due (whether by acceleration or otherwise) or shall default in the performance of any obligation or indebtedness owed to the Bank or to any subsidiary or affiliate of the Bank, which obligation shall remain in default for lack of performance or which indebtedness shall remain unpaid and unsatisfied following the conclusion of any applicable grace period in respect to such obligation or indebtedness;
(g) Any event described in subparagraphs 22(c) through 22(g) hereof shall occur with respect to any guarantor or any other party liable for payment or performance of this Lease;
(h) Any certificate, statement, representation, warranty or financial statement heretofore or hereafter furnished pursuant to or in connection with this Lease by or on behalf of Lessee or any guarantor or other party liable for payment or performance of this Lease is false in any material respect at the time as of which the facts therein set forth were stated or certified, or omits any substantial contingent or unliquidated liability or claim against Lessee or any such guarantor or other party, or, upon the date of execution of this document or any Schedule, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation or warranty, which shall not have been disclosed in writing to Lessor at or prior to the time of execution of this document or such Schedule;
(i) An event of default shall have occurred under any other lease agreement wherein Lessor is, at the time of such default, the "lessor" and Lessee is the "lessee".

23. REMEDIES. Upon the happening of any Event of Default hereunder, the rights and duties of the parties shall be as set forth in this paragraph. Lessor may elect, in its sole discretion, to do one or more of the following upon the occurrence of an Event of Default, and at any time thereafter:
(a) Upon written notice to the Lessee terminate this Lease as to any or all of the Schedules then in effect;
(b) Demand that Lessee return the Equipment to the Lessor whereupon Lessee shall promptly deliver the Equipment to Lessor at that place or those places designated by Lessor. If Lessee does not so deliver the Equipment, Lessee shall make the Equipment available for retaking and authorizes Lessor, its employees and agents to enter the premises of the Lessee and any other premises (insofar as Lessee can permit) for the purpose of retaking. In the event of retaking, Lessee expressly waives all rights to possession and all claims for injuries to persons or property suffered through or loss caused by retaking. Any repossession accomplished under this paragraph 23(b) shall not release Lessee from liability for damages of Lessor sustained by reason of Lessee's default hereunder.
(c) Lessor may revoke Lessee's privilege of paying rent in installments causing acceleration of all remaining rents through the remaining term of the Lease, and, upon Lessor's demand, as liquidated damages, and not as a penalty, the Lessee shall promptly pay to the Lessor the aggregate of (i) all rent accrued and unpaid prior to the date of such Event of Default,
     (ii) all future rent due through the end of the basic term or through the end of the current renewal term, as the case may be, (iii) all costs and expenses incurred by Lessor in the repossession, recovery, storage, repair, inspection, appraisal, refurbishing, sale, release or other disposition of the Equipment, (iv) reasonable attorney's fees and costs, including any fees or costs incurred by Lessor in defending any action relating to this Lease or participating in any bankruptcy or insolvency proceeding to which Lessee is a party, or otherwise incurred due to Lessee's default, (v) the estimated residual value of the Equipment as of the end of the current term of the Lease, and (vi) any claim for indemnity, if any, in favor of Lessor hereunder.
(d) In its sole discretion, Lessor may sell or release the Equipment or any part thereof, at public auction or by private sale or lease at such time or times and upon such terms as Lessor may determine, free and clear of any rights of Lessee and, if notice thereof is required by law, any notice in writing of such sale or lease by Lessor to Lessee given not less than ten
     (10) days prior to the date thereof shall constitute reasonable notice thereof to Lessee. All proceeds of the sale or releasing, or both, less (i) all expenses incurred in retaking the Equipment, making necessary repairs to the Equipment and enforcing this Lease, (ii) all damages that Lessor shall have sustained by reason of Lessee's default, and (iii) reasonable attorney's fees and expenses shall be credited against Lessee's liability hereunder as and when received by Lessor. Sums in excess of Lessee's liability shall belong to Lessor. The Lessee shall be liable for any deficiency.

(e) The provisions of this paragraph 23 shall not prejudice Lessor's right to recover or prove damages for unpaid rent accrued prior to default, or bar an action for a deficiency as herein provided, and the bringing of an action with an entry of judgment against Lessee shall not bar the Lessor's right to repossess any or all of the Equipment.
(f) Lessor's remedies shall be available to Lessor's successors and assigns, shall be in addition to all other remedies provided to it under the UCC (specifically, the remedies set forth in 13 Pa. C.S.ss.ss.2A523(a), (b) and (c) or by any other applicable law, and may be exercised concurrently or consecutively. LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION OF THE EQUIPMENT BY LESSOR IN THE EVENT OF A DEFAULT HEREUNDER BY LESSEE. LESSEE HEREBY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY THE LESSOR OR THE LESSEE IN CONNECTION WITH THIS LEASE.
(g) No express or implied waiver by Lessor of any default(s) by Lessee shall constitute a waiver of any other default(s) by Lessee or waiver of any of Lessor's rights.
(h) Should Lessor exercise its right to accelerate rental amounts due hereunder as a result of an Event of Default by Lessee, such sums payable in the future shall be discounted to a present value, as of the date on which the default occurred, using as the discount rate the discount rate of the Federal Reserve Bank of Cleveland provided that such payment shall occur within ten (10) business days of the demand.

24. LESSEE REPRESENTATIONS AND WARRANTIES. In order to induce Lessor to enter into this Lease and to lease the Equipment to Lessee, Lessee represents and warrants, as of the date hereof, and as of the date of execution of each Schedule hereunder, that:
(a) The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to conduct its business as such business is presently being conducted, to own or hold property under lease and to enter into and perform its obligations under this Lease. The Lessee is duly qualified to do business and is in good standing as a foreign corporation in all states where its failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Lease.
(b)  The execution,  delivery,  and  performance by the Lessee of this Lease and all  related  instruments  and  the  consummation  by  the  Lessee  of  the transactions contemplated hereby: (i) have been duly authorized by all necessary corporate action on the part of the Lessee, (ii) do not require any stockholder approval or the consent of any trustee or holder of any indebtedness or obligation of the Lessee (or, if so required, such approval or consent has been obtained), (iii) do not and will not result in any material violation of any term of any agreement, instrument, judgment, decree, franchise, permit, order, law, statute, rule, or governmental regulation presently applicable to it, (iv) is not in conflict with and does not constitute a default under any of the terms or provisions of, or subject the leased Equipment or any part thereof to any lien of, any indenture, mortgage, lease, contract, or other agreement or instrument (other than this Lease) to which the Lessee is a party or by which it or its property is bound or affected, and (v) does not and will not contravene Lessee's articles of incorporation and by-laws.
(c)  The execution,  delivery,  and  performance by the Lessee of this Lease and all related instruments and documents does not require any consent, authorization, or approval of, any filing of or registration with, or other action in respect to any federal, state, governmental authority or agency, or, if so required, the same have been obtained.
(d) This Lease and all related instruments and documents have been duly executed and delivered by the Lessee, and assuming the due authorization, execution, and delivery by the other party thereto, constitute legal, valid, and binding agreements of the Lessee enforceable against the Lessee in accordance with their terms.
(e) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator, or administrative agency, which either individually or in the aggregate, would materially adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligation hereunder. Further, Lessee is not in default under any material obligations for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have the same such effect.
(f) It is intended that under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property for all purposes and Lessee hereby covenants not to take any action inconsistent with this intent;
(g) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied, and accurately and completely present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements in all material respects, and since the date of such statements there has been no material adverse change in such conditions or operations.
(h) The address stated on page one of this Lease is the chief place of business and chief executive office of Lessee; and the Lessee does not conduct business under a trade, assumed, or fictitious name.

25.  FINANCE LEASE.
(a) Acknowledgment. The Lease is intended as a "Finance Lease" as that term is defined in Section 2A103 of the UCC. Lessee acknowledges that Lessor has not selected, manufactured or supplied the Equipment; that Lessor has acquired the Equipment
                                   Page 7 of 9
     at the direction of the Lessee and solely for the purpose of leasing the Equipment to the Lessee; and that (i) Lessee has selected the supplier or vendor of the Equipment, (ii) as provided in paragraph 7, Lessee is entitled to directly enforce against the supplier or vendor of the Equipment, any and all warranties and promises made to the Lessor by the supplier or vendor, and (iii) Lessee may communicate directly with the vendor or supplier to obtain a complete and accurate statement of all such warranties or promises, including any disclaimers or limitations thereof.

(b) Waiver of Certain of Lessee's Remedies. In recognition that this is a Finance Lease and that the Lessor has not sold, selected or delivered the Equipment to the Lessee and has made no warranties or representations in respect thereto, to the extent permitted by applicable law, Lessee, for itself and for its successors and assigns, hereby waives any and all rights or remedies afforded a lessee by Sections 2A503 through 2A522 inclusive, of the UCC, including, without limitation, Lessee's right to (i) cancel, terminate or repudiate this Lease or any Schedules hereto; (ii) reject or revoke acceptance of the Equipment; (iii) recover damages from Lessor for any breach of warranty or representation in respect to the Equipment; (iv) assert any security interest in the Equipment in Lessee's possession or control; (v) deduct, recoup or offset of any claimed damages due to Lessor's default; (vi) accept partial delivery of the Equipment or to "cover" by purchasing or leasing replacement equipment; (vii) recover any general, incidental or consequential damages (including without limitation, expenses and commissions in connection with the inspection, receipt, caring for, storing, repair or disposal of any Equipment; or (viii) assert a claim by way of replevin, detinue, sequestration, claim, delivery, or the like, for any Equipment.

26. GOVERNING LAW AND CONSENT OF JURISDICTION. This Lease has been delivered and accepted in the Commonwealth of Pennsylvania. The laws and decisions of said Commonwealth (including, without limitation, as to the statute of limitations) will govern and control the construction, enforceability, validity and interpretation of this Lease, and of all agreements, instruments and documents, heretofore, now or hereafter executed by Lessee and delivered to Lessor pertaining or relating to this Lease or the transactions contemplated herein. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in the Court of Common Pleas of Allegheny County, Pennsylvania, or in the United States District Court for the Western District of Pennsylvania and Lessee agrees that, in addition to any other manner of service prescribed by law or rule of court, a summons and complaint commencing an action or proceeding in either such Court shall be properly served upon Lessee and shall confer personal jurisdiction if served personally or by United States registered mail, return receipt requested, to the Lessee at the address indicated on the first page of the Lease.

27. CONFLICT OF PROVISIONS. In the event of any conflict of provisions between any Schedule and this document or between any Schedule and any other document, the provisions of the Schedule shall control.

28. AMENDMENTS AND WAIVERS. This document, the Schedule(s), the Addendum(s) and the Acceptance(s) executed by Lessor and Lessee constitute the entire agreement between Lessor and Lessee with respect to the Equipment and the subject matter of this Lease. No term or provision of this Lease may be changed, waived, amended or terminated except by a written agreement signed by both Lessor and Lessee, except that Lessor may insert on the appropriate Schedule the serial numbers of the Equipment after delivery thereof. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future and/or subsequent Event of Default whether similar in kind or otherwise.

29. NOTICES. Except as otherwise provided in paragraph 26 above, service of all notices under this Lease shall be sufficient if given personally, sent via facsimile with confirmation of receipt, sent via overnight courier, or sent certified mail, return receipt requested, to the party involved at its respective address set forth in the most recent Schedule relating hereto, or at such address as such party may otherwise provide in writing from time to time. Any such notice mailed to such address shall be effective when deposited in the United States mail, duly addressed with first-class postage prepaid.

30.  MISCELLANEOUS
(a) Whenever the context of this Lease requires, the neuter gender includes the masculine and feminine, and the singular number includes the plural. Whenever the word Lessor is used herein, it shall include all assignees of Lessor. If there is more than one Lessee named in this Lease, the liability of each shall be joint and several.
(b) The titles to the paragraphs of this Lease are solely for the convenience of the parties, shall not be deemed to constitute a part hereof, and are not an aid in the interpretation of the document.
(c) Time is of the essence in the performance of this Lease and each and all of its provisions.
(d) If any provision of this Lease is held invalid or unenforceable, the remaining provisions will not be affected thereby, and to this end, the provisions of this Lease are declared severable.
(e) As used herein "Lessee," if there be more than one, shall mean all Lessees, or each of them, and in such case they are jointly and severally bound.

31. SECURITY INTEREST. If the Lease is deemed at any time to be a lease intended as security, Lessee hereby grants to the Lessor a security interest in the Equipment to secure all sums due hereunder, as well as any other obligations or sums due by Lessee to Lessor, whether now existing or hereafter contracted for or hereafter arising.

WITNESS the due execution hereof with the intent to be legally bound.

ATTEST/WITNESS:
                                   THE CARBIDE/GRAPHITE GROUP, INC., LESSEE
By:    /s/  William M. Thalman     By:      /s/ Nicholas T. Kaiser

Title:                             Title:   Chairman and CEO

                                   Accepted at Pittsburgh, Pennsylvania by:

                                   PNC LEASING CORP - LESSOR

                                   By:     /s/ R. Timothy Evans

                                   Title:  Vice President


0788/U.60
final

                                   Page 9 of 9